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US Unwired
                        One Lakeshore Drive, Suite 1900 . Lake Charles, LA 70629
                                                             Phone: 318.436.9000
                                                               Fax: 318.497.3197
                                                               www.usunwired.com
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                               November 12, 1999
ROBERT PIPER . PRESIDENT
piper@usunwired.com

     Mr. Robert Burgess
     Chief Operating Officer
     Meretel Communications, L.P.
     406 E. Worthy
     Gonzales, LA 70737

     Dear Robert:

            Here is a quick summation of our discussion in Lafayette concerning management services.

                                     Before November 1       After November 1
                                     -----------------       ----------------
     General Fees:                     $100,895                 $126,709

           Management, Accounting,
           Finance, Marketing, Sales
           Technical, Information
           Technology, Human Resources
           and Legal

     Customer Care:

           *Call Center           $2.15/subscriber/month  $4.05/subscriber/month

           Activations                                       $13.25/activation

           Loyalty Welcomes                                   $2.25/activation

     Third Party National Retailers:

           Set-up Fee (one-time charge)                            $20,000

           Monthly Fee                                          $12,500/month

     *Prepay will add $1.00/subscriber to fee for use of the US Unwired platform.

           The general fees are for the services that are already being provided but have allowed for a reduction of two-thirds of the sales and marketing costs (Meretel is performing those services itself in Lafayette and Baton Rouge). When the spin-off of Meretel is complete, all the sales and marketing charges will be dropped. The new rate also allows for a small mark-up as US Unwired is no longer committed to performing these services at cost. As has been the case,
           . Existing services can be terminated only by groups;
           . Information Technology, Human Resources, and Legal will remain as long as any existing services are being provided;
           . Existing "Management" service can not be terminated without simultaneously terminating Marketing, Sales, Technical,
             Call Center; and
           . No credit checks or collections are included in the proposed services.

           Customer Care services will be charged at Sprint's rates less 10 percent. Prepay will add $1.00 per subscriber for use of US Unwired's software platform. sprint charges $13.83 per subscriber for a similar service.

           After reviewing the National third Party Retailer program, we have determined we need five additional CSRs to handle Meretel's volume. The training for this position takes a lot of time. However, since Meretel wants to be using these distribution points by December 1, we will move one and maybe two experienced CSRs from our existing staff to help get the program started. The monthly fee of $12,500 is meant to cover the salaries of these five new staff members.

           It is my understanding Tom Henning committed to providing billing services under the current contract through January 2000. If services are required beyond that time, the charges will more closely resemble Sprint's charges.

           One other service Meretel may want to consider is from a department we call Back-End Prepay. This is a group whose sole responsibility is to reduce prepay churn and increase its ARPU. In order to perform this service, we would need to be aware of all your sales and marketing promotions prior to their implementation.

           Call me if you have any questions.


                                    Sincerely,

                                    /s/ Robert Piper
                                    ---------------------
                                    Robert Piper
                                    President

RP/cn